Metabolix Announces $10 Million Binding Letter of Intent
for Sale of Biopolymer Assets to CJ CheilJedang

Woburn, Mass., August 22, 2016 -- Metabolix, Inc. (NASDAQ: MBLX) announced today that it has entered into a binding letter of intent (“LOI”) with CJ CheilJedang Corporation (“CJ”) for the sale of its biopolymer intellectual property and laboratory equipment for a total of $10 million. The first $2 million of the purchase price was paid by CJ on execution of the LOI and the remaining balance is payable on closing of the transaction, which is anticipated in mid-September. Completion of the transaction is subject to the negotiation of definitive agreements and other customary conditions.

Under the definitive agreements, Metabolix will transfer to CJ a portfolio of intellectual property including the platform microbial strains used to produce the Company’s fermentation based products, as well as patent rights covering the production and use of PHA biopolymers. CJ will also acquire certain laboratory equipment associated with the biopolymers business. The arrangement is also expected to include a sublease to CJ of a portion of Metabolix’s Woburn, Mass. facility.

“We believe this transaction will help put the Company on a more stable footing and enable us to move forward with our plan to make Yield10 Bioscience our core business,” said Joseph Shaulson, president and CEO of Metabolix. “We are excited about our new direction and look forward to focusing our efforts on developing disruptive technologies for step-change improvements in crop yield.”

Metabolix announced its new strategic direction in July and anticipates a staff of approximately 20 people with an annual cash net burn rate in the range of $5 million once it has completed its transition and related restructuring. Consistent with this new strategy, the Company plans to rebrand itself as Yield10 Bioscience in the coming months.

About Metabolix
Metabolix, Inc. is implementing a strategic plan under which the Company has wound down its legacy PHA biopolymer business and Yield10 Bioscience will become its core business with a focus on developing disruptive technologies for step-change improvements in crop yield. Yield10 is leveraging Metabolix’s extensive track record of innovation based around optimizing the flow of carbon intermediates in living systems. Yield10 is working on new approaches to improve fundamental elements of plant metabolism through enhanced photosynthetic efficiency and directed carbon utilization. Yield10 is advancing several yield traits in development in crops such as camelina, canola, soybean and corn. The Company is based in Woburn, Mass.

For more information, visit www.metabolix.com. (MBLX-G)

For more information on Yield10 Bioscience, visit Yield10.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the negotiation of definitive agreements and completion of the transaction with CJ, expected results of its strategic restructuring and wind-down of its biopolymer operations, expected future staffing and cash usage, and expectations regarding the progress of Yield10, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix's filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Metabolix Contact:
Lynne H. Brum, 617-682-4693, LBrum@metabolix.com